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                                                                    EXHIBIT 10.1


                               AMENDMENT ONE TO
                            COMPUCOM SYSTEMS, INC.
                          401(k) MATCHED SAVINGS PLAN

        WHEREAS, effective January 1, 1998, CompuCom Systems, Inc. ("the Company") established the CompuCom Systems, Inc. 401(k) Matched Savings Plan (the "Plan") for the benefit of employees of the Company and its affiliated entities; and

        WHEREAS, the Company amended and restated the Plan in its entirety, effective as of May 1, 1996; and

        WHEREAS, the Company wants to amend the Plan, effective on January 1, 1998, to change the definition of Contribution Period from each Plan Year to each calendar quarter, for the purpose of making Matching Contributions to the Plan and to eliminate the 1,000 Hours of Service eligibility requirement for Matching Contributions; and

        NOW, THEREFORE, pursuant to its authority under Section 19.1 of the Plan, the Company amends the Plan, effective January 1, 1998, as follows:

1. Existing Section 6.1 is deleted in its entirety, and the following is substituted in its place:

        "6.1   Contribution Period

        Prior to January 1, 1998, the Contribution Period for all Employer Contributions under the Plan was each Plan Year. Effective January 1, 1998, the Contribution Period for Matching Contributions under the Plan shall be each calendar quarter, and the Contribution Period for Profit-Sharing Contributions and Qualified Nonelective Contributions under the Plan shall continue to be each Plan Year."

2. Existing Section 6.10 is deleted in its entirety, and the following is substituted in its place:

        "6.10   Eligibility to Participate in Allocation

        Each Employee shall be eligible to participate in the allocation of Employer Contributions beginning on the date he becomes, or again becomes, an Eligible

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        Employee in accordance with the provisions of Article III.
        Notwithstanding the foregoing, no person shall be eligible to participate in the allocation of regular Profit Sharing Contributions for a Contribution Period unless (i) he is employed by an Employer or a Related Company on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Plan Year; provided, however, that the foregoing provisions shall not apply to a person who terminates employment during the Plan year on or after his Normal Retirement Date or because of death or physical or mental disability such that he can no longer continue in the service of his Employer and is eligible to receive either (a) a disability benefit under the terms of the Social Security Act or (b) a benefit under his Employer's long term disability plan.

        Effective January 1, 1998, all of the provisions in the preceding paragraph are applicable to the allocation of Matching Contributions with the exception of the 1,000 Hours of Service requirement. If the Plan would not otherwise meet the minimum coverage requirements of
        Section 410(b) of the Code in any Plan year, the group of Employees eligible to participate in the allocation of Matching Contributions should be expanded to include the minimum number of Employees who are not employed by an Employer or a Related Company on the last day of the Contribution Period that is necessary to meet the minimum coverage requirements."

        IN WITNESS WHEREOF, COMPUCOM SYSTEMS, INC. has caused this instrument to be executed by its duly authorized officer on this 16th day of October, 1997.



                                       COMPUCOM SYSTEMS, INC.


                                       BY: /s/ M. LAZANE SMITH
                                          --------------------------------
                                       ITS: SR VP Finance, CFO
                                           -------------------------------